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                                                                  EXHIBIT (d)(6)


                                  TELLIUM, INC.

                          FORM OF REPURCHASE AGREEMENT
                          ----------------------------

         THIS AGREEMENT is made as of the 19th day of June, 2002, by and among Tellium, Inc., a Delaware corporation (the "Company"), the employee of the Company who is a signatory hereto (the "Employee") and each of the Employee Affiliates (as defined below) named on the Repurchase Schedule attached hereto as Annex A (the "Selling Affiliates").

         WHEREAS, on various dates between April and August, 2000, the Employee and certain executives, vice presidents and other employees of the Company borrowed funds from the Company on a full-recourse basis to exercise stock options with exercise prices of approximately $2.14 per share, under the terms of individual purchase money promissory notes to the Company;

         WHEREAS, in connection with the exercise of the Employee's stock options, the Employee executed a Promissory Note, dated ___, 2000, as amended (the "Promissory Note"), and received an aggregate of ___ shares of Common Stock of the Company (the "Restricted Stock"), subject to vesting schedules and other restrictions contained in a restricted stock agreement between the Company and the Employee, dated as of ___, 2000 (the "Restricted Stock Agreement");

         WHEREAS, under the terms of a pledge agreement between the Company and the Employee, dated as of ___, 2000 (the "Pledge Agreement"), the Employee pledged all of the Restricted Stock to secure the Promissory Note;

         WHEREAS, the Employee transferred shares of Restricted Stock to the Employee Affiliates and other transferees under the terms of the Restricted Stock Agreement and Pledge Agreement, and the Employee Affiliates and other transferees signed joinder agreements to the Restricted Stock Agreement and the Pledge Agreement, as applicable;

         WHEREAS, the price of the Company's Common Stock has dropped substantially below $2.14 per share, leaving insufficient collateral to repay the Promissory Note;

         WHEREAS, the Company recognizes that its current stock price primarily reflects market and industry conditions and that the Promissory Note is diverting the Employee's attention from the Company's business;

         WHEREAS, the Company intends to implement a positive incentive program to retain, motivate and incentivize the performance of its management team; and

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         WHEREAS, in exchange for valuable consideration and other benefits to the Company, including but not limited to the execution of a non-competition agreement by the Employee, substantially in the form attached hereto as Annex B (the "Non-Compete Agreement"), the Company desires to (1) repurchase vested and unvested shares of Restricted Stock from the Employee and the Selling Affiliates, (2) apply the proceeds from the repurchase of the Restricted Stock toward repayment of the principal and interest due under the Promissory Note, and (3) amend the Promissory Note, substantially in the form attached hereto as Annex C.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

I.       REPURCHASE OF THE RESTRICTED STOCK; AMENDMENT OF PROMISSORY NOTE;
         -----------------------------------------------------------------
         EXECUTION OF NON-COMPETE AGREEMENT; TERMINATION OF PLEDGE AGREEMENT.
         -------------------------------------------------------------------

         1.1 The Employee and each of the Selling Affiliates hereby agree to sell and the Company hereby agrees to purchase (the "Repurchase") (1) vested shares of Restricted Stock at a price of $1.04 per share, which represents the Fair Market Value of the Common Stock on June 19, 2002 and (2) unvested shares of Restricted Stock at a per share price equal to the Per Share Price (as defined in the applicable Restricted Stock Agreement) plus accrued interest (the "Purchase Price"), in the amounts specified on the Repurchase Schedule attached hereto Annex A. The Purchase Price shall be applied by crediting it against the outstanding principal and interest due under the Promissory Note.

         1.2 The Company and the Employee hereby agree to amend the Promissory
Note in the form attached hereto as Annex C (the "Amendment").

         1.3 The Employee hereby agrees to enter into a Non-Compete Agreement with the Company in the form attached hereto as Annex B.

         1.4 Effective upon the earliest date allowed by Regulation U of the rules and regulations of the Federal Reserve System and any other applicable laws or regulations, the Pledge Agreement, and each joinder agreement thereto (the "Restricted Pledge Agreements"), that govern the Restricted Stock held by the Employee Affiliates and other Employee transferees that is not sold to and purchased by the Company hereunder (the "Remaining Stock") is hereby terminated, void and of no further force or effect; provided, however, that if, after the Repurchase Date, an Employee Entity or an Employee Trust holds Remaining Stock that is more than 10% of the Employee's original aggregate holdings of Restricted Stock, the Restricted Pledge Agreements that govern such Restricted Stock continue to be valid and effective as of the Repurchase Date.

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II.      CHANGE IN CONTROL BONUS.
         -----------------------

         2.1 The Company agrees that upon a Change in Control, the Company will pay the Employee in cash the sum of (i) the amount sufficient to fully pay off the outstanding balance due under the Promissory Note as amended by the Amendment, including any accrued interest thereon (the "Bonus") and (ii) an amount (the "Gross-Up") such that after payment by the Employee of all federal, state and local income and excise taxes imposed on such Gross-Up, the Employee retains an amount of the Gross-Up equal to the federal, state and local income and excise taxes imposed upon the Bonus; provided, however, that the Employee shall not be entitled to receive the Bonus and Gross-Up if, prior to a Change in Control, the Employee voluntarily resigns other than for Good Reason or is terminated for Cause.

III.     GENERAL PROVISIONS.
         ------------------

         3.1 Definitions. Unless otherwise defined herein, the capitalized terms used in this Agreement shall have the following meanings:

         "Cause" shall mean (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, (ii) willfully failing to perform reasonably assigned duties within thirty (30) days after having received written notice from the Company to do so, (iii) dishonesty or willful misconduct in the performance of duties, (iv) involvement in a transaction in connection with the performance of duties to the Company or any of its subsidiaries which transaction is adverse to the interests of the Company or any of its subsidiaries and which is engaged in for personal profit or (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

         "Change in Control" shall have the meaning as set forth in the Company's 2001 Stock Incentive Plan, as it may be amended from time to time.

         "Common Stock" shall mean the Company's common stock, par value $.001 per share.

         "Employee Affiliate" shall mean the Employee's spouse, an Employee Trust or an Employee Entity.

         "Employee Entity" shall mean a partnership, limited liability company, corporation or other entity all of the owners of which are the Employee and his or her spouse, life partner, descendants, including adopted children, ancestors, siblings and spouses and life partners of his or her descendants, ancestors and siblings.

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         "Employee Trust" shall mean a trust or custodianship the beneficiaries of which include only the Employee and his or her spouse, life partner, descendants, including adopted children, ancestors, siblings and spouses and life partners of his or her descendants, ancestors and siblings.

         "Good Reason" shall mean (i) the nature of the Employee's title, position, duties, powers and authority, reporting relationship or the scope of his responsibilities, are materially adversely modified, without the Employee's consent; (ii) a reduction in the Employee's annual base salary, (iii) the Company's requiring the Employee, without his consent, to be permanently relocated outside a 50 mile radius from Oceanport, New Jersey, (iv) the failure by the Company to (A) continue in effect any material compensation or material benefit plan or (B) provide the Employee with participation in compensation and benefit plans at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice; provided, however, that if (1) the Employee's annual base salary or (2) the Employee's participation in the benefits covered by clauses (A) or
(B) above shall be reduced or altered on the same basis and terms as affects all other senior management of the Company, it shall not be "Good Reason."

         "Repurchase Date" shall mean the date of this Agreement.

         "Repurchase Schedule" shall mean the Repurchase Schedule set forth on Annex A.

         3.2 No Employment or Service Contract. Nothing in this Agreement shall confer upon the Employee any right to continue in the service of the Company (or any subsidiary of the Company employing or retaining Employee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary of the Company employing or retaining Employee) or the Employee, which rights are hereby expressly reserved by each, to terminate the Employee status of Employee at any time for any reason whatsoever, with or without cause, subject to the provisions of any employment agreement between the Company and the Employee.

         3.3 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated on the signature page of this Agreement or at such other address as such party may designate by 10 days' advance written notice under this Section
3.3 to all other parties to this Agreement.

         3.4 No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.





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         3.5 Employee Undertaking. Each of the Employee and the Selling
Affiliates hereby agrees to take whatever additional action and execute whatever additional documents the Company may, in sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations on the Employee or the Selling Affiliates pursuant to the express provisions of this Agreement.

         3.6 Independent Advice. Neither the Employee nor the Selling Affiliates is relying upon the Company or its representatives for legal, financial or tax advice in connection with his, her or its execution of this Agreement or in relation to any election made by the Employee or the Selling Affiliates hereunder. The Employee and the Selling Affiliates are aware, and the Company has advised each of them, that they should seek independent financial, legal and tax counsel and advice with respect to any decision made by them in connection with this Agreement.

         3.7 Agreement Is Entire Contract. This Agreement, the Promissory Note as amended by the Amendment and the Non-Compete Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof.

         3.8 Governing Law. This Agreement shall be constructed and determined in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

         3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         3.10 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Employee and each Employee Affiliate and their legal representatives, heirs, legatees, distributes, executors, administrators, successors, assigns and transferees by operation of law. All obligations imposed upon the Employee and each Employee Affiliate and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Employee and each Employee Affiliate and their legal representatives, heirs, legatees, distributees, executors, administrators, successors, assigns and transferees.

         3.11 Severability. Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally

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written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

         3.12 Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.


                                      * * *






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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                          THE COMPANY:

                                   TELLIUM, INC.


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                                -----------------------------

                                                -----------------------------


                          THE EMPLOYEE:


                          -------------------------------------------
                          Name:
                          Address:
                                   ----------------------------------

                                   ----------------------------------



                          THE SELLING AFFILIATE:


                          -------------------------------------------
                          Name:
                          Address:
                                   ----------------------------------

                                   ----------------------------------


                          THE SELLING AFFILIATE:


                          -------------------------------------------
                          Name:
                          Address:
                                   ----------------------------------

                                   ----------------------------------









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                                     ANNEX A
                                     -------

                                       ---

                               REPURCHASE SCHEDULE

Aggregate number of shares of Restricted Stock repurchased from the Employee and the Selling Affiliate(s):

          o    vested shares of Restricted Stock:                           ___

          o    unvested shares of Restricted Stock:                         ___

          o    Total Restricted Stock                                       ___


Number of shares of Restricted Stock to be repurchased from the
Employee:                                                                   ___

Number of shares of Restricted Stock to be repurchased from the
Selling Affiliates:                                                         ___

___                                                                         ___

___                                                                         ___

Aggregate Purchase Price for shares of Restricted Stock:

          o    vested shares of Restricted Stock (at Fair Market
               Value of $1.04 per share on June 19, 2002)                  $___

          o    unvested shares of Restricted Stock (at the
               original exercise price plus interest set forth in
               the applicable Restricted Stock Agreement(s))               $___

Aggregate Amount of Promissory Notes outstanding (including
principal and interest) before repurchase:                                 $___

Aggregate Amount of Promissory Notes outstanding (including
principal and interest) after repurchase:                                  $___